Exhibit 3.2
FIRST AMENDMENT TO
SECOND AMENDED AND RESTATED
AGREEMENT OF LIMITED PARTNERSHIP OF
QUICKSILVER GAS SERVICES LP
     This First Amendment to the Second Amended and Restated Agreement of Limited Partnership (this “Amendment”) of Quicksilver Gas Services LP, a Delaware limited partnership (the “Partnership”), is executed effective as of the 4th day of October, 2010, by Crestwood Gas Services GP LLC, a Delaware limited liability company (the “General Partner”), as the sole general partner of the Partnership.
     WHEREAS, the undersigned General Partner entered into that certain Second Amended and Restated Agreement of Limited Partnership dated as of February 19, 2008 (the “Agreement”);
     WHEREAS, the General Partner desires to change the name of the Company to “Crestwood Midstream Partners LP”;
     WHEREAS, the General Partner has changed its name to “Crestwood Gas Services GP LLC”; and
     WHEREAS, the General Partner wishes to amend the Agreement as provided herein to reflect such change.
     NOW, THEREFORE, in consideration of the execution of the Agreement and this Amendment, and the benefits and advantages to be derived therefrom, the General Partner, pursuant to Article XIII of the Agreement, hereby amends the Agreement as follows:
     1. All references to “Quicksilver Gas Services LP” are hereby amended to refer to “Crestwood Midstream Partners LP.”
     2. All references to “Quicksilver Gas Services GP LLC” are hereby amended to refer to “Crestwood Gas Services GP LLC.”
     3. Except as hereby expressly modified, all terms of the Agreement remain in full force and effect. This Amendment (i) shall bind and benefit the partners and their respective heirs, beneficiaries, administrators, executors, receivers, trustees, successors, and assigns; (ii) shall be modified or amended only in the manner set forth in the Agreement; (iii) SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE AND THE UNITED STATES OF AMERICA FROM TIME TO TIME IN EFFECT; (iv) and embodies the entire agreement and understanding between the parties with respect to modifications of instruments provided for herein and supersedes all prior conflicting or inconsistent agreements, consents, and understandings relating to such subject matter.

     4. All the terms and provisions of the Agreement, as amended hereby, are hereby ratified, confirmed, and adopted.
     5. This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together will constitute one and the same Amendment.
[Signature Page Follows]

     IN WITNESS WHEREOF, the General Partner has executed this Amendment as of the date first above written.

GENERAL PARTNER: CRESTWOOD GAS SERVICES GP LLC
By:	/s/ Bill Manias
	Name:	William G. Manias
	Title:	Chief Financial Officer and Secretary

Signature Page to First Amendment to Second Amended and Restated Limited Partnership Agreement